Exhibit 99.1

LUMINEX CORPORATION REPORTS THIRD QUARTER 2011 RESULTS
REVENUE GROWTH OF 34 PERCENT OVER PRIOR YEAR

AUSTIN, Texas (November 1, 2011) – Luminex Corporation (NASDAQ:LMNX) today announced financial results for the third quarter ended September 30, 2011.  Financial and operating highlights include the following:

•	Consolidated third quarter revenue was $45.6 million, a 34% increase over the third quarter of 2010
•	Third quarter 2011 assay sales of $13.4 million grew 71% over the third quarter of 2010 and included a first full quarter contribution from EraGen Biosciences, Inc.
•	Third quarter 2011 shipments of 226 multiplexing analyzers that included 61 MAGPIX® systems, resulting in cumulative life-to-date multiplexing analyzer shipments of 8,371
•
Consolidated gross profit margin of 62.4% for the third quarter of 2011, which reflects the impact of $2.0 million in incremental expense resulting from the recording of EraGen inventory acquired at fair value on the date of acquisition. Excluding this impact, non-GAAP consolidated gross profit margin was 66.9% for the third quarter of 2011

•
Operating income for the third quarter of 2011 was $2.8 million. Included in this amount is $2.0 million in incremental expense resulting from recording the EraGen inventory acquired at fair value on the date of acquisition. Excluding this amount and current quarter integration expenses, non-GAAP operating income for the third quarter of 2011 was $5.1 million, a $5.0 million increase over the third quarter of 2010

•	Successful launch of the 15-pathogen xTAG® Gastrointestinal Pathogen Panel (GPP) in Europe
•	Received 510(k) clearance from the U.S. Food and Drug Administration (FDA) for the xTAG Respiratory Viral Panel FAST (RVP FAST) in early July
•	Hosted the ninth annual Planet xMAP Europe September 28-29 in Vienna, Austria

“Luminex continued to execute on its strategic plan and delivered another strong quarter,” said Patrick J. Balthrop, president and chief executive officer of Luminex.  “Our assay, consumable, and royalty revenue categories each demonstrated excellent growth over the prior year period. The assay group, led by our Cystic Fibrosis and Respiratory Viral Panel franchises, and now also includes contribution from EraGen Biosciences, generated 71% growth. Consistent with prior commentary, third quarter consumable revenue of $12 million grew 39% over the same period last year, while actual results were less than second quarter. Finally, we recognized $7.5 million in royalty revenue, or 32% growth over the same period in 2010, which reflects the strong commitment to and investment in our proprietary technology by our key partners.”

“During the quarter we achieved several significant milestones, including the launch of our novel xTAG Gastrointestinal Pathogen Panel in Europe, receipt of FDA clearance of our xTAG RVP FAST assay, and significant progress with early integration activities at EraGen Biosciences,” added Balthrop. “We believe these accomplishments deliver high performance solutions to our customers and long-term value for our shareholders,” Balthrop concluded.

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	September 30,		Variance
	2011	2010	($)	(%)
	(unaudited)

System sales	$8,638	$8,085	$553	7%
Consumable sales	11,965	8,633	3,332	39%
Royalty revenue	7,450	5,660	1,790	32%
Assay revenue	13,424	7,863	5,561	71%
All other revenue	4,080	3,632	448	12%
	$45,557	$33,873	$11,684	34%

	Nine Months Ended
	September 30,		Variance
	2011	2010	($)	(%)
	(unaudited)

System sales	$25,452	$22,680	$2,772	12%
Consumable sales	45,364	28,150	17,214	61%
Royalty revenue	22,118	16,370	5,748	35%
Assay revenue	32,269	22,962	9,307	41%
All other revenue	11,267	10,205	1,062	10%
	$136,470	$100,367	$36,103	36%

Consolidated revenue for the third quarter of 2011 was $45.6 million, a 34% increase over consolidated revenue of $33.9 million for the third quarter of 2010.  GAAP net income for the third quarter of 2011 was $1.9 million, or $0.05 per diluted share, compared with a GAAP net loss of $0.7 million, or $0.02 per diluted share, for the prior year period. Included in cost of sales for the current quarter are $2.0 million of costs associated with the fair valuation of EraGen inventory at acquisition, representing an approximate $0.05 per diluted share impact.

Net income for the third quarter of 2011 included non-cash charges of $2.8 million in stock compensation expense associated with ASC 718 and $3.3 million of depreciation and amortization expense.  Net income for the third quarter of 2010 included non-cash charges of $2.3 million in stock compensation expense associated with ASC 718 and $2.2 million of depreciation and amortization expense.

LUMINEX CORPORATION
REPORTABLE SEGMENT HIGHLIGHTS
 (in thousands, except percentages)

	Three Months Ended
	September 30,		Variance
	2011	2010	($)	(%)
	(unaudited)
Revenue
Technology and strategic partnerships	$29,918	$24,593	$5,325	22%
Assays and related products	15,639	9,280	6,359	69%
Total Revenue	45,557	33,873	11,684	34%

Operating income (loss)
Technology and strategic partnerships	5,428	2,193	3,235	148%
Assays and related products	(2,608)	(2,038)	(570)	-28%
Total Operating income	2,820	155	2,665	1719%

	Nine Months Ended
	September 30,		Variance
	2011	2010	($)	(%)
	(unaudited)
Revenue
Technology and strategic partnerships	$98,064	$75,036	$23,028	31%
Assays and related products	38,406	25,331	13,075	52%
Total Revenue	136,470	100,367	36,103	36%

Operating income (loss)
Technology and strategic partnerships	25,656	10,105	15,551	154%
Assays and related products	(5,745)	(3,937)	(1,808)	-46%
Total Operating income	19,911	6,168	13,743	223%

FINANCIAL OUTLOOK AND GUIDANCE

The Company reaffirms its 2011 annual revenue guidance of $180 million to $185 million, or an increase of between 27 to 31 percent over reported 2010 annual revenue.

CONFERENCE CALL

Management will host a conference call to discuss the operating highlights and financial results for the third quarter ended September 30, 2011, on Tuesday, November 1, 2011, at 4:00 p.m. Central time/ 5:00 p.m. Eastern time.  The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com.  Simply log on to the web at the address above, go to the Company section and access the Investor Relations link.  Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for six months on the website using the ‘replay’ link.

Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry.  The Company’s xMAP® system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets.  The Company’s xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies.  Further information on Luminex or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this release that express Luminex’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding: the expansion of our installed base; expanded distribution for our MAGPIX system; the development progress of our NeoPlex4 assay product; market acceptance of our RVP FAST and GPP assay products; integration of EraGen Biosciences, Inc.; the ability of our investment in current initiatives and new products to deliver high performance solutions, and drive long-term value for our shareholders; and, projected 2011 revenue. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995.  It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements.  Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’s products and technology, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex’s ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex’s foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading "Risk Factors" in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission.  The forward-looking statements, including the financial guidance and 2011 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$65,081	$89,487
Restricted cash	1,005	1,002
Short-term investments	31,584	28,404
Accounts receivable, net	20,909	20,936
Inventories, net	25,975	24,932
Deferred income taxes	3,263	4,225
Prepaids and other	3,242	2,732

Total current assets	151,059	171,718

Property and equipment, net	24,972	22,084
Intangible assets, net	30,591	12,944
Deferred income taxes	13,515	6,363
Long-term investments	11,705	6,021
Goodwill	42,709	42,250
Other	6,210	4,430

Total assets	$280,761	$265,810

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,839	$7,621
Accrued liabilities	7,546	7,444
Deferred revenue	3,726	3,866
Current portion of long term debt	700	849

Total current liabilities	18,811	19,780

Long-term debt	2,797	3,351
Deferred revenue	3,961	4,303
Other	3,695	3,511

Total liabilities	29,264	30,945

Stockholders' equity:
Common stock	41	41
Additional paid-in capital	301,233	295,422
Accumulated other comprehensive gain	939	1,150
Accumulated deficit	(50,716)	(61,748)

Total stockholders' equity	251,497	234,865

Total liabilities and stockholders' equity	$280,761	$265,810

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

Revenue	$45,557	$33,873	$136,470	$100,367
Cost of revenue	17,140	12,011	43,499	32,569

Gross profit	28,417	21,862	92,971	67,798

Operating expenses:
Research and development	7,997	7,081	23,512	19,002
Selling, general and administrative	17,600	14,626	49,548	42,628

Total operating expenses	25,597	21,707	73,060	61,630

Income from operations	2,820	155	19,911	6,168
Interest expense from long-term debt	(73)	(106)	(235)	(334)
Other income, net	72	159	287	400

Income before income taxes	2,819	208	19,963	6,234
Income taxes	(891)	(935)	(8,931)	(4,202)

Net income (loss)	$1,928	$(727)	$11,032	$2,032

Net income (loss) per share, basic	$0.05	$(0.02)	$0.27	$0.05

Shares used in computing net income (loss) per share, basic	41,391	41,131	41,298	40,973

Net income (loss) per share, diluted	$0.05	$(0.02)	$0.26	$0.05

Shares used in computing net income (loss) per share, diluted	42,611	41,131	42,533	42,235

The Company has reclassified certain amounts previously classified as a component of selling, general and administrative expenses to research and development expenses to conform to the current period presentation. This reclassification was $1.3 million and $2.3 million for the three and nine months ended September 30, 2010, and was not material to the Company’s consolidated financial statements.

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income (loss)	$1,928	$(727)	$11,032	$2,032
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,287	2,210	8,425	6,494
Stock-based compensation	2,761	2,319	8,301	6,925
Deferred income tax benefit (expense)	(1,913)	985	1,466	3,490
Excess income tax benefit from employee stock-based awards	(2,640)	234	(6,345)	(1,290)
Other	(427)	586	(122)	849
Changes in operating assets and liabilities:
Accounts receivable, net	(5,252)	(1,144)	1,404	4,066
Inventories, net	2,166	(2,952)	3,373	(5,065)
Other assets	482	591	(704)	(154)
Accounts payable	2,360	1,044	(1,894)	(2,422)
Accrued liabilities	4,026	308	4,193	(1,037)
Deferred revenue	(20)	450	(480)	1,190

Net cash provided by operating activities	6,758	3,904	28,649	15,078

Cash flows from investing activities:
Purchases of available-for-sale securities	(5,022)	(4,998)	(34,269)	(26,665)
Maturities of available-for-sale securities	11,539	-	25,716	16,193
Purchase of property and equipment	(3,322)	(3,113)	(7,120)	(8,562)
Business acquisition consideration, net of cash acquired	-	-	(33,914)	(5,036)
Increase in restricted cash	-	-	-	(1,000)
Purchase of cost method investment	-	(76)	(2,000)	(2,076)
Acquired technology rights	(439)	-	(526)	(1,200)

Net cash provided by (used in) investing activities	2,756	(8,187)	(52,113)	(28,346)

Cash flows from financing activities:
Payments on debt	-	-	(885)	(895)
Proceeds from issuance of common stock	2,616	7	3,434	1,447
Payments for stock repurchases	(5,054)	-	(9,740)	-
Excess income tax benefit from employee stock-based awards	2,640	(234)	6,345	1,290

Net cash provided by (used in) financing activities	202	(227)	(846)	1,842

Effect of foreign currency exchange rate on cash	(245)	(247)	(96)	(188)
Change in cash and cash equivalents	9,471	(4,757)	(24,406)	(11,614)
Cash and cash equivalents, beginning of period	55,610	83,986	89,487	90,843

Cash and cash equivalents, end of period	$65,081	$79,229	$65,081	$79,229

LUMINEX CORPORATION
NON-GAAP RECONCILIATION
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

Income from operations	$2,820	$155	$19,911	$6,168

Fair value markup of inventory	2,043	-	2,230	-

Acquisition/Integration costs	271	-	1,569	-

Adjusted income from operations	$5,134	$155	$23,710	$6,168